UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2021

GTY TECHNOLOGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-37931	83-2860149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 945-2898

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GTYH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 15, 2021, GTY Technology Holdings Inc. (the “Company”) entered into an amended and restated letter agreement with David Farrell, its Chief Operating Officer (the “Amended and Restated Farrell Employment Agreement”).

Pursuant to the Amended and Restated Farrell Employment Agreement, Mr. Farrell continues to serve as Chief Operating Officer of the Company and Chief Executive Officer of Sherpa for an annual base salary of $350,000; is eligible to receive an annual cash bonus of up to 50% of his annual base salary, subject to the achievement of individual and Company performance goals; and receives a lump-sum cash signing bonus of $1,917.17.

In accordance with the Amended and Restated Farrell Employment Agreement, the Company will grant the following restricted stock units, generally subject to his continued employment with the Company:

Time-Based Restricted Stock Units

•	On April 30, 2021, 54,000 time-based restricted stock units vesting 100% on January 1, 2022.

•	On or before December 31, 2021, 30,000 time-based restricted stock units vesting in three equal installments on February 19, 2022, February 19, 2023 and February 19, 2024.

•	On or before December 31, 2022, 30,000 time-based restricted stock units vesting in three equal installments on February 19, 2023, February 19, 2024 and February 19, 2025.

•	On or before December 31, 2023 and the end of each subsequent year, time-based restricted stock units with a fair market value of $150,000 on the date of grant, rounded up to avoid a grant of fractional shares, vesting in three equal installments on February 19 of each subsequent year.

Performance-Based Restricted Stock Units

•	On or before December 31, 2021, 55,000 performance-based restricted stock units vesting in three equal installments on February 19 of each subsequent year subject to the achievement of performance goals established by the compensation committee.

•	On or before December 31, 2022, 55,000 performance-based restricted stock units vesting in three equal installments on February 19 of each subsequent year subject to the achievement of performance goals established by the compensation committee.

•	On or before December 31, 2023 and the end of each subsequent year, performance-based restricted stock units with a fair market value of $275,000 on the date of grant, rounded up to avoid a grant of fractional shares, vesting in three equal installments on February 19 of each subsequent year subject to the achievement of performance goals established by the compensation committee.

Long-Term Incentive Plan

•	On or before December 31, 2022, a grant of performance-based restricted stock units with a fair market value of $1,000,000 on the date of grant, rounded up to avoid a grant of fractional shares, vesting in three equal installments on February 19 of each subsequent year subject to the achievement of performance goals established by the compensation committee related to revenue and shareholder value.

•	On or before December 31, 2024, a grant of performance-based restricted stock units with a fair market value of $1,000,000 on the date of grant, rounded up to avoid a grant of fractional shares, vesting in three equal installments on February 19 of each subsequent year subject to the achievement of performance goals established by the compensation committee related to revenue and shareholder value.

If Mr. Farrell’s employment were terminated by the Company or Mr. Farrell were to resign for “good reason” under the Amended and Restated Farrell Employment Agreement, then Mr. Farrell would be entitled to receive (i) an amount equal to 1.5 times his annual salary plus 1.5 times his then-current target annual cash bonus, payable in equal installments over the 18 months after the termination date, (ii) reimbursement for COBRA continuation payments until the earlier of 18 months from the termination date and the date of Mr. Farrell’s eligibility for another employer’s health plan and (iii) the full vesting of any then unvested or partially vested equity awards, except that equity awards referenced in the Long-Term Incentive Plan section for Mr. Farrell above would vest only if and to the extent that they would have vested within six months following the date of termination by the Company without “cause” or resignation by Mr. Farrell for “good reason” (the “Farrell Severance Compensation”). Mr. Farrell must execute and not revoke a release of claims as a condition to receiving the Farrell Severance Compensation.

Lastly, in accordance with the Amended and Restated Farrell Employment Agreement, Mr. Farrell must enter into an amended and restated Fair Competition Agreement with the Company (the “Amended and Restated Farrell Competition Agreement”). Under the Amended and Restated Farrell Competition Agreement, Mr. Farrell must provide the Company notice of his resignation at least three months in advance; disclose to the Company any business opportunities presented to him; and agree to provisions regarding confidentiality, intellectual property, non-competition, non-solicitation and non-disparagement.

The foregoing descriptions of the Amended and Restated Farrell Employment Agreement and Amended and Restated Farrell Competition Agreement are not complete descriptions thereof and are qualified in their entirety by reference to the fully executed Amended and Restated Farrell Employment Agreement attached hereto as Exhibit 10.1 (including the form of Amended and Restated Farrell Competition Agreement attached as an exhibit thereto) and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement dated April 15, 2021 between the Company and David Farrell.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTY TECHNOLOGY HOLDINGS INC.

	By:	/s/ Jon C. Bourne
Name: Jon C. Bourne
Title: Executive Vice President, General Counsel and Secretary

Dated: April 15, 2021